UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 15, 2014

MedAssets, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33881	51-0391128
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 North Point Center E, Suite 200, Alpharetta, Georgia	30022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 678-323-2500

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

Mr. Samuel K. Skinner, a member of MedAssets’ (the “Company”) Board of Directors (the “Board”) and Compensation and Governance and Nominating Committees of the Board, has informed the Board of his resignation effective immediately. Mr. Skinner’s decision to resign from the Board did not involve any disagreement with the Company, our management or the Board. Mr. Skinner sits on the board of directors of a company that on May 14 announced the acquisition of a business that competes with certain business of the Company, and the Company and Mr. Skinner agreed that he should resign from the Board in order to avoid any appearance of a conflict of interest. Mr. Skinner has served as one of the Company’s directors since 2009. Mr. Skinner’s experience, counsel and service to the Company will be missed. The Company and the Board thank Mr. Skinner for his many years of dedicated service.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedAssets, Inc.

May 20, 2014	By:	/s/ Jonathan H. Glenn
Name: Jonathan H. Glenn
Title: Executive Vice President, Chief Legal Officer and Corporate Secretary